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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AmSurg Corp. on Form S-3 of our report dated October 25, 2000 (relating to the financial statements of PRG Surgery Centers), appearing in the Current Report on Form 8-K/A of AmSurg Corp. dated November 1, 2000.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 5, 2001